Exhibit 10.35

Varilease Finance, Inc.
6340 South 3000 East, Suite 400
Salt Lake City, UT 84121
www.varilease.com
tel   801.733.8100
fax  801.733.8900
SALE LEASEBACK AGREEMENT

THIS SALE LEASEBACK AGREEMENT (“Agreement”), between USA TECHNOLOGIES, INC., a Pennsylvania corporation, having its chief executive offices at 100 Deerfield Lane, Suite 140 , Malvern, PA 19355 (“Seller”) and VARILEASE FINANCE, INC., a Michigan corporation, having its chief executive offices at 6340 South 3000 East, Suite 400, Salt Lake City, UT 84121 (“Purchaser”) is dated and effective this April 30, 2014.

WHEREAS, Purchaser, as Lessor, and Seller, as Lessee, have entered into Schedule No. 04 dated April 30, 2014 (the “Schedule”) as it incorporates the terms and conditions of Master Lease Agreement dated April 30, 2014 (the “Master Agreement”).  The Schedule and Master Agreement shall hereinafter be referred to collectively, as the “Lease”;

WHEREAS, Seller desires Purchaser to purchase from Seller property and equipment listed on one or more Authorizations for Progress Payment and/or an Installation Certificate (collectively, “Authorizations” and individually, “Authorization”) (collectively, the “Equipment” and individually, an “Item of Equipment”), and lease the Equipment back from Purchaser; and,

WHEREAS, Purchaser desires to buy the Equipment from Seller and lease the Equipment to Seller under the terms and conditions of this Agreement, the Authorizations and the Lease.

NOW, THEREFORE, in consideration of the foregoing and in further consideration of the representations and covenants contained herein, the parties agree as follows:

1.
Purchase and Sale.  Seller hereby sells and Purchaser hereby purchases the Equipment (including all maintenance records, schematics, logic books, manuals, cables, kick plates, form stands, diagnostics and microfiche necessary for the installation, maintenance and operation of the Equipment) described in one or more Authorizations signed by Seller.  Each Authorization upon the execution and delivery thereof, shall be incorporated into this Agreement by this reference, and collectively, the Authorizations shall comprise the Equipment.

2.
Purchase Price.  Purchaser and Seller hereby agree that the purchase price to be paid to Seller by Purchaser for the Equipment shall be $1,303,176.78 which shall be payable to Seller under the terms and conditions of this Agreement, the Authorizations and the Lease.

3.
Taxes.  Seller represents and warrants that it is responsible for and it has paid all sales and use, property and other taxes assessed or due in connection with Seller’s purchase, use and possession of the Equipment prior to this sale to Purchaser.  Seller will pay all taxes in the nature of excise, sales or use taxes imposed upon Seller by any state or political subdivision by reason of the sale provided for herein.  Notwithstanding the foregoing, Purchaser warrants that this purchase is for resale and will provide Seller with Purchaser’s resale exemption certificate number.

4.
Warranty of Title.  SELLER HEREBY WARRANTS TO PURCHASER, ITS SUCCESSORS AND ASSIGNS, THAT SELLER HAS GOOD AND MARKETABLE TITLE TO THE EQUIPMENT, FREE AND CLEAR OF ALL CLAIMS, LIENS, ENCUMBRANCES AND RIGHTS OF OTHERS OF ANY NATURE WHATSOEVER OTHER THAN ANY ASSIGNMENT, SUBLEASE, RENTAL, OR PROCESSING OR SIMILAR AGREEMENTS ENTERED OR TO BE ENTERED INTO FROM TIME TO TIME BETWEEN THE SELLER AND ITS CUSTOMERS OR AGENTS RELATING TO THE EQUIPMENT AND THE USE THEREOF BY ITS CUSTOMERS (“CUSTOMER AGREEMENTS”).  BY THIS AGREEMENT, AND SUBJECT TO THE TERMS OF THE LEASE, THE PARTIES AGREE THAT TITLE AND OWNERSHIP OF THOSE ITEMS OF EQUIPMENT SPECIFIED IN ANY AUTHORIZATION SHALL PASS TO PURCHASER AT THE TIME SELLER SIGNS SUCH AUTHORIZATION, AT WHICH TIME SELLER SHALL GRANT, BARGAIN, SELL, TRANSFER AND DELIVER TO PURCHASER ALL OF SELLER’S RIGHT, TITLE AND INTEREST IN THE ITEMS OF EQUIPMENT DESIGNATED ON THE AUTHORIZATION, TO HAVE AND TO HOLD EACH ITEM OF EQUIPMENT UNTO PURCHASER, ITS SUCCESSORS AND ASSIGNS,  BY EXECUTING A BILL OF SALE IN FAVOR OF PURCHASER.  SUBJECT TO THE CUSTOMER AGREEMENTS, SELLER HEREBY INDEMNIFIES PURCHASER AGAINST ALL CLAIMS AND COSTS INCURRED IN THE DEFENSE OF TITLE TO THE EQUIPMENT BY ANYONE CLAIMING BY OR THROUGH SELLER.  Seller is transferring to Purchaser good title to the Equipment, free and clear of all liens and encumbrances of any kind or description other than the Customer Agreements, and each Item of Equipment will be at the time of signing of each Authorization, in good operating condition and appearance and installed (if applicable) and operating in accordance with all manufacturer specifications.  Effective at the time of signing of each Authorization, Seller assigns to Purchaser all of its rights and interests in and to any software specified in each Authorization, together with all vendor representations, warranties and indemnities pertaining thereto, and in any license agreement entered into by Seller in connection with such software.  Provided no Event of Default has occurred and is continuing under the Lease, Seller is hereby authorized to use such software consistent with the license agreement relating thereto, and to communicate directly with any licensor in all matters relating to the software and license agreement.  Seller agrees to perform and discharge when due each and every obligation of licensee under each license agreement and to not breach any provision of the license.  Seller assumes and indemnifies Purchaser against all liabilities or claims arising in connection with such license.

5.	Manufacturer’s Warranties. Seller hereby assigns to Purchaser all warranties and indemnities with respect to the Equipment made by the manufacturer thereof.

6.
Security Interest.  Seller hereby reserves a security interest in the Equipment, which interest shall be automatically terminated upon payment by Purchaser of the purchase price as set forth in each Authorization.

7.	Purchaser’s Obligations. Seller hereby acknowledges that Purchaser’s obligations hereunder are expressly subject to the following conditions:

a.
Purchaser’s receipt of the Master Agreement, Schedule, and supplemental documentation pursuant to section 10 of the Schedule within five (5) business days from the date of this Agreement.  Should the Lease not be executed and delivered by Seller within such five-day period then, at the option of Purchaser, this Agreement shall be null and void ab initio.

b.	Purchaser’s receipt of properly executed Authorization(s) and Bill(s) of Sale given by Seller in favor of Purchaser.

c.
Purchaser’s receipt and review of certified UCC searches, or standard UCC searches if certified UCC searches are not available, against Seller showing no security interests, liens or encumbrances on any Item of Equipment, or partial releases of any UCC liens or encumbrances and/or subordinations from lien holders, in a form reasonably acceptable to Purchaser.

d.	Purchaser’s receipt and review of evidence of Seller’s ownership of the Equipment.

e.	Any other documentation reasonably required by Purchaser

8.	Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that:

a.
Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and in all jurisdictions where such qualification is required for it to conduct its business.

b.
This Agreement has been duly authorized by Seller, and upon execution and delivery by the parties thereto, shall constitute the valid, legal and binding obligation of Seller enforceable in accordance with its terms.

c.
No event has occurred or is continuing which constitutes an event of default under this Agreement or the Lease.  No consent, approval or authorization of or by any court, administrative agency or other governmental authority is required in connection with the execution, delivery or performance by Seller of, or the consummation by Seller of the transaction contemplated by this Agreement.

d.	The transaction contemplated by this Agreement complies with all applicable federal and state laws, rules and regulations applicable to Seller.

9.	Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

a.
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and in all jurisdictions where such qualification is required for it to conduct its business.

b.
This Agreement has been duly authorized by Purchaser, and upon the execution and delivery by the parties thereto, shall constitute the valid, legal and binding obligation of Purchaser enforceable in accordance with its terms.

c.	The transactions contemplated by this Agreement comply with all material federal and state laws, rules and regulations applicable to Purchaser.

10.
Default and Remedies.  In the event any of Seller’s representations made hereunder should be false or misleading in any material respect, or in the event Seller should breach any of its warranties or obligations under this Agreement, Purchaser shall be entitled to exercise all rights and remedies available to it at law or in equity together with all of its rights and remedies under the Lease in Purchaser’s discretion as if they were set forth in this Agreement, and for purposes hereof all such rights and remedies shall be incorporated herein by this reference.

11.
Successors. Purchaser and Seller agree that this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser, their respective successors and assigns. Any assignment by Purchaser shall not require Seller’s prior written approval provided such assignee agrees to observe Purchaser’s covenant of quiet enjoyment under the Master Agreement.  Seller shall not assign any interest in this Agreement without Purchaser’s prior written consent.

12.	Survival of Covenants. Purchaser and Seller agree that the warranties, covenants and agreements contained in this Agreement shall survive the passing of title to the Equipment.

13.
Entire Agreement. Seller and Purchaser agree that this Agreement and the Lease, together with any amendments, supplements or riders thereto, shall constitute the entire agreement between the parties with respect to the Equipment and shall supersede all proposals, oral or written, all prior negotiations and all other communications.

14.
General.  This Agreement may only be modified by a subsequent writing executed by both parties.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  This Agreement shall be governed by the laws of the State of Michigan without giving effect to the principles of conflict of laws.  Section headings are for convenience only and shall not be construed as part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Sale Leaseback Agreement on the date shown above.

PURCHASER:		SELLER:
VARILEASE FINANCE, INC.		USA TECHNOLOGIES, INC.

By:	/s/ Kristy Phillips	By:	/s/ David M. DeMedio
Name: Kristy Phillips		Name: David M. DeMedio
Title: Vice President		Title: CFO

Varilease Finance, Inc.
6340 South 3000 East, Suite 400
Salt Lake City, UT 84121
www.varilease.com
tel   801.733.8100
fax  801.733.8900
SCHEDULE NO. 04

SCHEDULE NO. 04 dated April 30, 2014 (the “Schedule”) between VARILEASE FINANCE, INC. (the “Lessor”) and USA TECHNOLOGIES, INC. (the “Lessee”) incorporates by reference the terms and conditions of Master Lease Agreement dated April 30, 2014 between Lessor and Lessee (the “Master Agreement”) and constitutes a separate lease between Lessor and Lessee.  The Schedule and Master Agreement are hereinafter referred to collectively, as the “Lease”.  All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Master Agreement.

1.	Equipment: Remote cashless point of sale Eport equipment as more fully described in the attached Exhibit A of one (1) page which by this reference becomes a part hereof.

2.	Equipment Location: Headquartered at 100 Deerfield Lane, Suite 140, Malvern, PA 19355.

3.	Total Equipment Cost:	$1,303,176.78

4.	Base Term:	36 Months

5.	Base Monthly Rental:	$35,602.79 (plus applicable sales/use tax)

6.
Deposit:                                 $35,602.79 applied to the last Base Monthly Rental (plus applicable sales/use tax).  Lessee shall pay the last Base Monthly Rental in advance upon the execution of this Schedule.  Lessee acknowledges and agrees that, notwithstanding anything to the contrary herein, this payment is non-refundable to Lessee under any circumstances, including, without limitation, any termination of this Lease for any reason prior to the end of its scheduled term.  This payment shall be deemed earned by Lessor, and upon receipt by Lessor, shall immediately be applied to satisfy Lessee’s obligation to make the last Base Monthly Rental. Lessee and Lessor acknowledge that the $50,000 previously paid to Lessor by Lessee shall be applied by Lessor as a credit towards the deposit due hereunder.

7.	Base Lease Rate Factor:	0.02732

8.
Floating Lease Rate Factor:  The Base Lease Rate Factor shown in Section 7, which is used to calculate the Base Monthly Rental, shall increase 0.00008775 for every five (5) basis point increase in 36-month U.S. Treasury Notes, until all Items of Equipment have been installed, at which point the date set forth on the Installation Certificate of the Lease shall have occurred.  The 36-month U.S. Treasury Note yield used as the basis for the derivation of the Base Lease Rate Factor contained herein is 0.82%.

9.	Equipment Return Location: To Be Advised

10.	Special Terms:

a.
Self Maintenance: For this Schedule only, Lessee shall, during the term of the Lease, self-maintain the Equipment, including Improvements, in accordance with manufacturer recommendations, or engage the services of a maintenance organization (the “Maintenance Organization”) to maintain the Equipment, including Improvements, and provide Lessor upon request with a copy of such maintenance contract as amended or supplemented, if applicable.  During the term of the Lease, Lessee shall, at its expense, keep the Equipment, including Improvements, in good working order, repair, appearance and condition and make all necessary adjustments, repairs and replacements, all of which shall become the property of Lessor.  Lessee shall not use or permit the use of the Equipment, including Improvements, for any purpose for which, in the opinion of the manufacturer of the Equipment, including Improvements, or Maintenance Organization, the Equipment, including Improvements, is not designed or intended.

b.
Authorization for Automatic Withdrawals:  Lessee hereby authorizes Lessor or its assigns to electronically transfer all rental payments and other sums required to fulfill Lessee’s contractual obligation under the Lease from Lessee’s account maintained with its financial institution, and Lessee agrees to execute and deliver an Authorization Agreement for Automatic Withdrawals to Lessor to effect such transfers.  Failure or refusal of Lessee to authorize such transfers or failure of Lessor or its assigns to receive such payments by electronic transfer shall constitute an additional Event of Default under Section 16(a) of the Master Agreement.

Lessee Initials: DMD

c.
Guaranty:  Notwithstanding anything to the contrary herein, the parties acknowledge and agree that this Lease is guaranteed by Stitch Networks Corporation and USAT Capital Corp, LLC as set forth in the Guaranty documents, each dated April 30, 2014, copies of which are attached hereto and incorporated herein.

Lessor Initials: KP                                                                                                                                                                                      Lessee Initials: DMD
d.
Sale Leaseback:  Notwithstanding anything to the contrary herein, the parties acknowledge and agree that this transaction is structured as a sale leaseback, whereby Lessor shall purchase the equipment from Lessee for purposes of leasing the equipment back to Lessee in accordance with the terms and conditions set forth in the Sale Leaseback Agreement dated April 30, 2014, a copy of which is attached hereto and incorporated herein.

e.
Master Agreement Amendment: For purposes of this Schedule only,  the following shall be added as the last sentence of Section 19(b) of the Master Agreement “At the conclusion of option (ii) above and upon Lessee’s payment to Lessor of (i) all unpaid Rental Payments, including any applicable sales tax, (ii) all unpaid property taxes, (iii) all accrued but unbilled property taxes, and (iv) all unpaid late charges, any and all of the Lessor’s and/or any Assignee’s right, title and interest in and to the Equipment shall pass to Lessee, or if the Equipment includes software which is subject to a license, then any and all of Lessor’s or any Assignee’s rights, title, and interests in and to the software shall pass to Lessee, and the Lease shall terminate.  At the time of such termination, Lessor shall remove of record any and all UCC financing statements and any other applicable filings and recordings evidencing the Lease”.  All other terms and conditions of the Master Agreement shall remain in full force and effect without change.

f.
Tax Payment and Indemnification: Notwithstanding anything to the contrary in the Master Agreement, for this Schedule only, during the term of the Lease, Lessee shall pay directly all taxes, fees, and assessments, including, but not limited to, sales, use and property tax, that may be imposed by any taxing authority on the Equipment, on its purchase, ownership, delivery, possession, operation, rental, return to Lessor or its purchase by Lessee (collectively, “Taxes”).  Lessee hereby agrees to indemnify and hold Lessor harmless from and against any and all losses incurred by Lessor arising out of Lessee’s absolute and unconditional obligation to remit any and all Taxes directly to the taxing authority as required under the laws of the state where any Item of Equipment is located (“Jurisdiction”), and to provide quarterly and/or annual reports, as applicable, to Lessor verifying that all Taxes have been paid in accordance with the laws of each applicable Jurisdiction.  Lessee further agrees to indemnify, defend and hold Lessor harmless from and against any and all demands, claims, costs, expenses, attorney fees or liabilities that may result therefrom or from enforcement of this Indemnification.

Lessee Initials: DMD

g.
Tracking Report: Lessee hereby agrees to provide to Lessor, on a quarterly basis or as requested by Lessor, a current location tracking report for all Items of Equipment, in a form satisfactory to Lessor in its sole discretion.  FAILURE OF LESSEE TO PROVIDE THE TRACKING REPORT TO LESSOR AS PROVIDED HEREIN SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER SECTION 16(a)(IV) OF THE MASTER AGREEMENT.

h.	Master Agreement Amendment: For this Schedule only, the Master Agreement shall further be amended as follows:

1.	The fourth line of Section 2(a) shall be amended by deleting “calendar quarter” and replacing it with “month”.

2.	Section 3(a) shall be amended by deleting the phrase “from the date such Item was installed” and replacing it with “from the Installation Date”.

3.
Section 6(b) of the Master Agreement shall be deleted in its entirety and replaced with the following:  “(b) Provided that no Event of Default shall have occurred, Lessee and/or its assigns, agents, customers, or sublesses shall, at all times during the term of the Lease, be entitled to unlimited use and enjoyment of the Equipment. In no event shall the Equipment be moved outside the continental, contiguous United States.  Lessee and/or its assigns, customers, agents, or sublesses of the equipment will comply with all laws, regulations, and ordinances, and all applicable requirements of the manufacturer of the Equipment that apply to the physical possession, use, operation, condition, and maintenance of the Equipment.  Lessee agrees to obtain, or to require its customers or agents to obtain, all permits and licenses necessary for the operation of the Equipment.”

4.
The first sentence of Section 6(c) shall be amended by adding “; provided, however, that the foregoing shall not refer to or include any firmware of Lessee or any other intellectual property of Lessee, including Lessee’s software” before the parenthetical phrase.

5.	The first sentence of Section 8(a) shall be deleted.

6.	Section 8(c) shall be amended as follows:

i.
“; PROVIDED, HOWEVER, THAT LESSEE MAY AND IS HEREBY SPECIFICIALLY AUTHORIZED TO FROM TIME TO TIME OR AT ANY TIME TO,  ASSIGN, SUBLET, RENT,  OR TRANSFER ITS RIGHTS TO THE EQUIPMENT HEREUNDER TO ANY CUSTOMER OR AGENT PURSUANT TO A LEASE, SUBLEASE, RENTAL, PROCESSING AGREEMENT, OR OTHER SIMILAR AGREEMENT (“CUSTOMER AGREEMENT”)” shall be added after “CONSENT OF LESSOR.”

ii.	“Lessee grants to Lessor the right of first refusal on any sublease or other grant of Lessee’s rights to the Equipment.” shall be deleted.

7.	Section 11 shall be deleted in its entirety and replaced with the following:

“11. QUIET ENJOYMENT. Lessor and /or any Assignee covenants that so long as Lessee is not in default under a Lease, Lessor and/or any Assignee shall  take no action to interfere with  Lessee’s assignment, rental, enjoyment, sublease, transfer, or

Lessor Initials: KP                                                                Lessee Initials: DMD
other unlimited possession and use of the Equipment or interfere with a Customer Agreement, subject to and in accordance with the provisions of the Lease.”

8.	The following phrase shall be deleted from Section 15(a)(iii) “and in any jurisdiction in which any of the Equipment is located”.

9.	Section 16(a)(ii) shall be amended by deleting “remove,”.

10.
Section 19(g) shall be amended by deleting “, and, upon Lessor’s request, Lessee shall secure from its mortgagee, landlord or owner of the premises a waiver in form and substance reasonably satisfactory to Lessor”.

All other terms and conditions of the Master Agreement shall remain in full force and effect without change.

Lessee’s execution and delivery of this Schedule shall constitute its offer to lease the Equipment described herein upon the terms and conditions set forth herein.  Lessor’s subsequent execution of this Schedule in Michigan and delivery to Lessee shall constitute its acceptance of the Lease. The Lease shall be deemed made in Michigan.

Notwithstanding anything herein or in the Master Agreement to the contrary, Lessee acknowledges and agrees, that Lessor shall be entitled to claim for federal income tax purposes, without limitation, all benefits, credits and deductions related to the Equipment.

The undersigned Lessee acknowledges that this Schedule authorizes the Lessor or its agents or assignee(s) to sign, execute and file on its behalf any and all necessary documents, including UCC financing statements and other filings and recordings, to make public this lease transaction.  The parties intend this transaction to be a true lease, but if any court or tribunal, having power to bind the parties, should conclude that all or part of this Schedule is not a true lease but is in the nature of a sale, consignment, or other transaction, the parties intend and the Lessee hereby grants a continuing security interest in the Equipment from the date of this Schedule to secure the payment of all Lessee’s indebtedness to Lessor.  In the event serial numbers for Items are unavailable upon execution hereof, Lessee authorizes Lessor to amend this Schedule by inserting correct serial numbers with respect to those Items.

THIS SCHEDULE TOGETHER WITH THE MASTER AGREEMENT AND ANY ADDITIONAL PROVISION(S) REFERRED TO IN ITEM 10 CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE LESSOR AND LESSEE AS TO THE LEASE AND THE EQUIPMENT.

LESSOR:		LESSEE:
VARILEASE FINANCE, INC.		USA TECHNOLOGIES, INC.

By:	/s/ Kristy Phillips	By:	/s/ David M. DeMedio
Name: Kristy Phillips		Name: David M. DeMedio
Title: Vice President		Title: CFO

EXHIBIT A

Lessee:	USA Technologies, Inc.
ML dated:	April 30, 2014
Schedule No.:	04	$1,303,176.78
Location:	Headquartered at 100 Deerfield Lane, Suite 140, Malvern, PA 19355
Vendor	Invoice No.	Auth No.	Qty	Description	Serial No.	Cost per Item	Total

Masterwork Electronics	115155	I	68	Top Assembly - Gray G8ePort Verizon CDMA Wireless with RFID card	0	$ 145.87	$ 9,919.16
Masterwork Electronics	119027	I	80	Top Assembly - G8ePort CDMA Wireless with RFID card	0	$ 104.47	$ 8,357.60
Masterwork Electronics	120813	I	66	Top Assembly - G8ePort CDMA Wireless with RFID card	0	$ 104.47	$ 6,895.02
On Track Innovations Ltd.	109969	I	40	Saturn 6500 G6A-RS232 with Extension Kit	0	$ 79.95	$ 3,198.00
On Track Innovations Ltd.	110050	I	1440	Saturn 6500 G6A-RS232 with Extension Kit	0	$ 79.95	$115,128.00
On Track Innovations Ltd.	110139	I	1320	Saturn 6500 G6A-RS232 with Extension Kit	0	$ 79.95	$105,534.00
On Track Innovations Ltd.	110139	I	120	Saturn 6500 G6A-RS232 with Extension Kit	0	$ 79.95	$ 9,594.00
On Track Innovations Ltd.	110152	I	2160	Saturn 6500 G6A-RS232 with Extension Kit	0	$ 79.95	$172,692.00
On Track Innovations Ltd.	110174	I	1320	Saturn 6500 G6A-RS232 with Extension Kit	0	$ 79.95	$105,534.00
On Track Innovations Ltd.	110528	I	2160	Saturn 6500 G6A-RS232 with Extension Kit	0	$ 79.95	$172,692.00
On Track Innovations Ltd.	110943	I	2000	Saturn 6500 G6A-RS232 with Extension Kit	0	$ 69.95	$139,900.00
On Track Innovations Ltd.	110943	I	100	Saturn 6500 G6A-RS232 with Extension Kit	0	$ 69.95	$ 6,995.00
On Track Innovations Ltd.	111108	I	240	Saturn 6500 G6A-RS232 with Extension Kit	0	$ 69.95	$ 16,788.00
Telit Wireless Solutions	9830000163	I	5000	CC864 Dual Module Verizon	0	$ 36.00	$180,000.00
Telit Wireless Solutions	9830000330	I	5000	CC864 Dual Module Verizon	0	$ 36.00	$180,000.00
Telit Wireless Solutions	9830001163	I	2500	CE910 Dual Verizon Module	0	$ 27.98	$ 69,950.00
together with all additions, alterations, accessions and  modifications thereto and replacements of any part thereof, and substitutions therefore, all accessories, and attachments, in whole or in part. Any related software (embedded therein or otherwise), all intangibles and other rights associated with such equipment, including without limitation any licenses to use or own such equipment, any manufacturer’s or other warranties with respect to such equipment, all goods, refunds, rebates, remittances, insurance and insurance proceeds, and all rights related thereto, and other property or rights to which the Lessee may be or become entitled by reason of Lessee’s interest in the equipment, software or personal property.